Exhibit 10.3

ALLONGE #2 TO CONVERTIBLE PROMISSORY NOTE

Allonge #2 (this “Allonge”) to that certain Convertible Promissory Note (as amended, the “Convertible Promissory Note”) attached hereto as Exhibit 1 and made a part hereof in the principal amount of $150,000 dated July 23, 2019, from Brain Scientific Inc., a Nevada corporation (the “Company”), in favor of John Silvestri, as Holder (the “Holder”).

The Company and the Holder agree that the Convertible Promissory Note shall be revised as follows:

1. The definition of “Maturity Date” in Section 1.1 of the Convertible Promissory Note shall be amended and replaced to read as follows:

““Maturity Date” shall mean the earlier of: (a) February 21, 2022 or (b) the consummation of a Qualified Financing or other event pursuant to which Conversion Shares are to be issued pursuant to the terms of this Note.”

This Allonge is intended to be attached to and made a permanent part of the Convertible Promissory Note.

Dated as of the 24th day of February, 2021 but effective as of February 21, 2021.

Company:	BRAIN SCIENTIFIC INC.

	By:	/s/ Boris Goldstein
	Name:	Boris Goldstein
	Title:	Chairman

Holder:	JOHN SILVESTRI

	By:	/s/ John Silvestri